Exhibit 99.1

Akoya Announces Preliminary Financial Results for the Fourth Quarter and Full Year 2022

MARLBOROUGH, Mass. — January 8, 2023 — Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced preliminary unaudited revenue for the fourth quarter and full year ended December 31, 2022.

Akoya reported the following preliminary financial results for the fourth quarter and full year 2022, which remain subject to quarter end closing adjustments:

•	Revenue for the fourth quarter of 2022 is expected to be between $20.7 million and $21.2 million, as compared to $16.2 million for the corresponding quarter of last year
•	For the fiscal year of 2022, revenue is expected to be between $74.3 million and $74.8 million, as compared to $54.9 million for fiscal year 2021

“The fourth quarter of 2022 was another record quarter for Akoya, demonstrating our continued business momentum and commercial execution,” said Brian McKelligon, Chief Executive Officer. “In 2022, we delivered strong financial performance and saw growing adoption of our spatial biology platforms across the discovery, translational, and clinical markets.”

A link to a webcast replay of Akoya’s 2nd annual Spatial Day, which took place virtually on December 15, 2022, can be found below:

Akoya Biosciences Spatial Day 2022 | Akoya

The financial results in this press release reflect expectations based on currently available information. The company has yet to complete its quarter end closing and actual results are therefore subject to change.

Use of forward-looking statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our fourth quarter 2022 revenue outlook.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah
Sr. Director, Investor Relations
Akoya Biosciences, Inc.
investors@akoyabio.com

Media Contact:

Christine Quern
(617) 650-8497
media@akoyabio.com